                               ARTICLES OF MERGER


         COMES NOW, iChargeit, Inc., a Nevada Corporation, and Para-Link, Inc., a Texas Corporation, and files this Articles of Merger pursuant to the requirements of the State of Texas and of the State of Nevada and as required therein would show:

         1. The Plan and Agreement of Merger, under the terms and conditions of which iChargeit, Inc., a Nevada corporation, is merged into Para-Link, Inc., a Texas corporation is attached hereto as EXHIBIT "1" and made a part hereof.

         2. As to iChargeit, Inc., a Nevada corporation, the number of shares outstanding is 25,000,000 shares of common stock. The only class of stock issued and outstanding of such corporation is common stock. The par value of such common stock is $.001 per share. No shares of any class are entitled to vote as a class.

            As to Para-Link, Inc., a Texas corporation, the number of shares of common stock outstanding is 1,343,655 as of January 10, 1999. Pursuant to the Plan and Agreement of Merger, (the plan) the number of outstanding shares of common stock will be 5,343,655 shares. Such stock has a par value of $.001.
The only class of stock issued and outstanding of such corporation is common stock.

         3. As to iChargeit, Inc., a Nevada corporation, 4,000,000 shares of common stock voted for the Plan of Merger and no shares voted against such Plan.

            As to Para-Link, Inc., a Texas corporation, 1,343,655 shares voted for the Plan of Merger and no shares voted against such Plan. No shares of any class are entitled to vote as a class.

         4. The Plan of Agreement and Merger as to Para-Link was duly authorized by all action required by the laws of Texas and by it constituents documents; this Agreement as to iChargeit was duly authorized by all action required by the laws of Nevada and by it constituents documents.

         5. Copies of the Plan of Exchange shall be provided to any shareholder of Para-Link, Inc. or iChargeit, Inc., without charge, upon written request by such shareholder.

         6. The agent for service of process of Para-Link, Inc., a Texas corporation shall be Victor L. McCall, Esq., 7642 Pebble Drive, Fort Worth, Texas 76181.

         7. The forwarding agent for service of process of iChargeit, Inc., a Nevada corporation shall be Victor L. McCall, Esq., 7642 Pebble Drive, Fort Worth, Texas 76181.

         IN WITNESS WHEREOF, these Articles of Merger are executed this 26th day of May, ratifying these Articles of Merger effective as of the 10th day of March, 1999 by iChargeit, Inc., a Nevada corporation, and Para-Link, Inc., a Texas corporation, each acting by and through their duly authorized officers.

(seal)                              ICHARGEIT, INC.


                                    By:
                                       ----------------------------------------
                                        Jesse Cohen, President and Secretary


(seal)                              PARA-LINK, INC.


                                    By:
                                       ----------------------------------------
                                        Joseph Meredith, President and Secretary

                                   EXHIBIT "A"

STATE OF CALIFORNIA  )
                     )
COUNTY OF ORANGE     )

         This day personally appeared before me, a Notary Public in and for the county and state heretofore mentioned, Jesse Cohen, with whom I am personally acquainted, and who acknowledged to me that he executed and delivered the foregoing Articles of Merger on behalf of iChargeit, Inc., pursuant to authority granted by its Board of Directors.

         Given under my hand and official seal of office on the _____ day of ________, 1999.


                                             ----------------------------------
                                             Notary Public

My Commission Expires:

----------------------


STATE OF CALIFORNIA  )
                     )
COUNTY OF ORANGE     )

         This day personally appeared before me, a Notary Public in and for the county and state heretofore mentioned, Joseph Meredith, with whom I am personally acquainted, and who acknowledged to me that he executed and delivered the foregoing Articles of Merger on behalf of Para-Link, Inc. pursuant to authority granted by its Board of Directors.

         Given under my hand and official seal of office on the ______ day of __________, 1999.

                                             ----------------------------------
                                             Notary Public

My Commission Expires:

----------------------

                          PLAN AND AGREEMENT OF MERGER

                                 ICHARGEIT, INC.
                                      INTO
                                 PARA-LINK, INC.


         PLAN AND AGREEMENT OF MERGER ("Agreement"), dated as of March 10, 1999, by and between iChargeit, Inc., a Nevada Corporation ("iChargeit") and Para-Link, Inc., a Texas Corporation ("Para-Link").

                                R E C I T A L S :

         A. iChargeit, Inc. is a corporation duly organized and validly existing under the laws of the State of Nevada, having been incorporated on January 6, 1999 under that name;

         B. Para-Link, Inc. is a corporation duly organized and validly existing under the laws of the State of Texas, having been incorporated on January 22, 1997 in the state of Texas under that name;

         C. The authorized capital stock of iChargeit, Inc. consists of 25,000,000 shares of Common Stock, $.001 par value per share, of which 4,000,000 shares are outstanding;

         D. The authorized capital stock of Para-Link consists of Fifty Million shares of Common Stock, such Common Stock having a par value of $.001, of which Six Million Seven Hundred Eighteen Thousand Two Hundred Seventy-Five (6,718,275) shares of Common Stock of $.001 par value were outstanding until a 5 for 1 reverse split with record date of February 9, 1999 and an effective date of February 10, 1999 lowered the outstanding Common Stock to One Million Three Hundred Forty-Three Thousand Six Hundred Fifty-Five (1,343,655) shares; an additional 184,000 shares of Common Stock were issued for services and salaries on March 4, 1999, further 4,000,000 will be issued to complete the share exchange between HerbRx, Inc., a Nevada Corporation ("HerbRx") and Para-Link, wherein HerbRX became a wholly-owned subsidiary of Para-Link, Inc. The Principals of HerbRx, Inc., as consideration for spinning off HerbRx as its own public corporation at a future date, agree to tender the shares they receive to the iChargeit Principals for completion of the spin off of the HerbRx, Inc. subsidiary, at such time the HerbRx Principals will be issued 4,000,000 common shares of HerbRx.

         E. The Board of Directors of both Corporations deem it advisable for the general welfare and advantage of their Corporations and their respective shareholders that iChargeit merge into Para-Link pursuant to this Agreement and pursuant to the applicable provisions of the laws of the State of Texas ) the "Merger").

         NOW, THEREFORE, in consideration of the premises and the terms hereinafter set forth, it is agreed as follows:

         1. MERGER. At Effective Time of Merger, the separate existence of iChargeit, Inc. shall cease and iChargeit, Inc., shall be deemed to have merged with and into Para-Link, Inc. The "Effective Time of Merger" shall be that date on which articles of merger substantially in the form of EXHIBIT "A", which is attached hereto and incorporated herein by reference, are filed in the office of the Secretary of the State of Texas and in the office of the Secretary of State of the State of Nevada, all after satisfaction of the respective requirements of applicable laws of said states prerequisite to such filings. Para-Link shall be the surviving corporation and shall complete a name change to iChargeit, Inc. (a Texas corporation) after the merger.

         2. DIRECTORS AND OFFICERS OF PARA-LINK, INC. The Board of Directors of Para-Link consists of 1 director, each of whom shall hold office until the annual meeting of the shareholders of the Para-Link to be held in 1999. The names and addresses of the directors of the Para-Link are:


         Name                           Address
         ----                           -------
         Joseph Meredith                7642 Pebble
                                        Fort Worth, Texas 76181


         The principal officers of Para-Link, each of whom shall hold office until his of her successor has been duly appointed or elected, are:

Office                                   Name                     Address
------                                   ----                     -------
Chairman of the Board, President,        Joseph Meredith          7642 Pebble
Treasurer & Secretary                                             Fort Worth, Texas 76181


         3. CONVERSION OF SHARES IN THE MERGER. The manner and basis of converting the shares of the iChargeit into shares of Para-Link shall be as follows:

             A. CONVERSION OF PARA-LINK, INC. COMMON STOCK. None of the Common Stock of Para-Link, Inc. shall be converted at the Effective Time of Merger but shall remain issued shares of Common Stock of Para-Link.

             B. ICHARGEIT, INC. COMMON STOCK. At Effective Time of Merger, all of the shares of iChargeit, Inc. Common Stock shall be surrendered to Para-Link as payment for the merger and 4,000,000 shares of Para-Link Common Stock from the HerbRx Principals will be distributed as soon as practicable to the iChargeit shareholders who are shareholders on the Effective Date of the Merger according to a percentage formula of ownership to issued shares.

             C. SURRENDER OF ICHARGEIT, INC. STOCK. As soon as practicable after the Effective Time of Merger, the stock certificates representing common stock of iChargeit, Inc. shall be tendered to Para-Link as stated above. Until so surrendered for exchange, each such stock certificate nominally representing Common Stock of Para-Link shall be deemed for all corporate purposes (except for payment of dividends, which shall be subject to the exchange of stock certificates as provided above) to evidence the number of shares of Common Stock of Para-Link which the holder thereof would be entitled to receive upon its surrender to the Para-Link.

             D. FRACTIONAL INTERESTS. No fractional shares of the Common Stock of Para-Link or certificate of scrip representing the same shall be issued.
In lieu of fractional interests, each holder of a fractional interest in a share of Common Stock shall be entitled to payment of the fair market value thereof by Para-Link. Any payment due to a fractional interest shall be paid on demand in cash and shall be paid by the transfer agent from funds advanced by Para-Link.

             E. RESTRICTION ON TRANSFER. All Stock of HerbRx, Inc. which converts into Common Stock of Para-Link is issued without being registered under the Securities Act of 1933, as amended (the "Act") in reliance upon the exemption from registration afforded by the Act. All such shares will thus be "restricted securities" as such term is defined in Rule 144 of the General Rules of the Securities and Exchange Commission as promulgated under the Act, and, as such, may be sold only in compliance with Rule 144 or pursuant to a registration statement or other exemption from such registration.

         4. EFFECT OF MERGER. At the Effective Time of Merger of iChargeit, Inc., a Nevada corporation and Para-Link, Inc., a Texas corporation, Para-Link, Inc., which shall complete a name change to become iChargeit, Inc., a Texas corporation, shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, immunities, powers and franchises both of a public and a private nature, and be subject to all the restrictions, disabilities and duties of each of the corporations, and all the rights, privileges, immunities, powers and franchises of each of the corporations and all property real, personal and mixed, and all debts due to either of said corporations on whatever account, for stock subscriptions as well as for all other things in action or belonging to each of said corporations shall be vested in Para-Link as they were of the respective corporations, and the title to any real estate vested by deed or otherwise in either of said corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of either of said corporation, shall be preserved unimpaired, limited in lien to the property affected by such liens at the effective time of Merger, and all debts, liabilities and duties of said Corporations, respectively, shall thenceforth attach to Para-Link and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by iChargeit.

         5. CONDITIONS PRECEDENT TO MERGER. Notwithstanding anything herein to the contrary, the Merger is expressly conditioned on each of the following events or actions transpiring or occurring on or before the Effective Time of
Merger:

             A. The financial statements of iChargeit delivered to Para-Link in accordance with this Agreement herein reveal no liabilities or claims or any nature whatsoever and Para-Link has no basis to conclude that any such liabilities or claims exist;

             B. All filing fees which are due and owing by iChargeit to be in good standing with the State of Nevada shall be paid iChargeit;

             C. Para-Link shall provide at iChargeit's cost all of the necessary documents to list the stock with Standard and Poor's;

             D. The Common Stock of Para-Link shall be listed as an OTC bulletin board stock for over the counter trading;

             E. Para-Link shall, at iChargeit's cost, complete and update all state and federal security filings, including but not limited to a 15c 2-11;

             F. Para-Link shall have received audited financial statements prepared by an independent certified public accountant for iChargeit;

             G. All loans of Para-Link and its subsidiary, HerbRx, Inc., will be repaid by iChargeit, Inc. as consideration for merging with Para-Link, not to exceed $50,000.00; and

             H. The Para-Link subsidiary, HerbRx, Inc., as consideration for iChargeit merging into Para-Link, will be spun off as its own public separate entity at a future time.

         6. ACCOUNTING MATTERS. The assets and liabilities of the Corporations as at the Effective Time of Merger, shall be recorded on the books of Para-Link at the amounts at which they were carried at that time on the books of the respective Corporations.

         7. APPROVAL OF SHAREHOLDER; FILING ARTICLES OF MERGER. This Merger shall be submitted to the shareholders of each of the Corporations as provided by their respective articles of incorporation at meetings which shall be held on or before March 10, 1999, or such later date as the Boards of Directors of the Corporations shall mutually approve. After such adoption and approval, and subject to the conditions contained in the Agreement, Articles of Merger in substantially the form attached hereto as EXHIBIT "A" shall be signed, verified and delivered to the Secretary of State of Texas and to the Secretary of State of the State of Nevada for filing.

         8. ACTIONS AUTHORIZED BY ALL ACTION REQUIRED BY THE LAWS OF TEXAS AND NEVADA. This Agreement as to Para-Link was duly authorized by all action required by the laws of Texas and by its constituents documents; this Agreement as to iChargeit was duly authorized by all action required by the laws of Nevada and by it constituents documents.

         9. ICHARGEIT REPRESENTATIONS AND WARRANTIES. iChargeit represents and warrants to Para-Link as Follows:

             A. ORGANIZATION. iChargeit is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. iChargeit has the corporate power to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it require qualification.

             B. CAPITALIZATION. iChargeit's capitalization consist of 25,000,000 authorized shares of Common Stock (.001 par value per share), of which 4,000,000 shares are issued and outstanding as of the date of this Agreement. Each issued share is validly issued, fully paid, non-assessable and each outstanding share is entitled to one vote. No options are outstanding as of the date of this Agreement with respect to any shares of iChargeit Stock.

         10. FINANCIAL STATEMENTS DELIVERED BY ICHARGEIT TO PARA-LINK. iChargeit has delivered to Para-Link:

         (I) Copies of its audited balance sheets and income statements for February, 1999.

         All of such financial statements are true and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except as otherwise indicated in the notes thereto. Each of such balance sheets presents a true and complete statement as of its date of the financial condition and assets and liabilities of iChargeit. Except as and to the extent reflected or reserved against therein (including the notes thereto), iChargeit did not have, as of the date of each such balance sheet, any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet or the notes thereto, prepared in accordance with generally accepted accounting principles. Each such statement of earnings and retained earnings presents a true and complete statement of the results of operations by iChargeit for the periods indicated.

         11. PARA-LINK WARRANTIES AND REPRESENTATIONS TO ICHARGEIT. Para-Link represents and warrants to iChargeit as follows:

             A. ORGANIZATION. Para-Link is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Para-Link has the corporate power to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it require qualification.

             B. CAPITALIZATION. The authorized capital stock of Para-Link is Fifty Million shares of Common Stock, such Common Stock having a par value of
 .001, of which Six Million Seven Hundred Eighteen Thousand Two Hundred Seventy-Five (6,718,275) shares of Common Stock of .001 par value were outstanding until a 5 for 1 reverse split with record date of February 9, 1999 and an effective date of February 10, 1999 lowered the outstanding Common Stock to One Million Three Hundred Forty-Three Thousand Six Hundred Fifty-Five (1,343,655) shares, an additional 4,000,000 will be issued to complete the HerbRx, Inc. merger; and the Principals of HerbRx, Inc. agree to tender the shares they receive to the iChargeit Principals for completion of the spin off of the HerbRx, Inc. subsidiary at the time of the spin off. Each issued share is validly issued, fully paid, nonassessable and each outstanding share is entitled to one vote. No options are outstanding as of the date of this Agreement with respect to any shares of Para-Link Stock.

         12. FINANCIAL STATEMENTS DELIVERED BY PARA-LINK TO ICHARGEIT. Para-Link has delivered to iChargeit:

        (I) Copies of its balance sheets and income statements for the period ending December 31, 1998 all audited by Charlie Smith, independent certified public accountant.

         All of such financial statements are true and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except as otherwise indicated in the notes thereto. Each such balance sheets presents a true and complete statement as of its date of the financial condition and assets and liabilities of Para-Link. Except as and to the extent reflected or reserved against therein (including the notes thereto), Para-Link did not have, as of the date of each such balance sheet, any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet or the notes thereto, prepared in accordance with generally accepted accounting principles. Each such statement of earnings and retained earnings presents a true and complete statement of the results of operations by Para-Link for the periods indicated.

         13. PROHIBITED ACTIONS OF BOTH CORPORATIONS. Between the date hereof and the Effective Date of Merger, neither iChargeit nor Para-Link will without the prior written consent of the other: (a) issue or sell any stock or other corporate securities; (b) incur any obligation or liability (absolute or contingent), except current liabilities already incurred, and obligations under contracts entered into in the ordinary course of business;
(c) discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent), other than current liabilities shown on their respective balance sheets, and current liabilities incurred since this date in the ordinary course of business; (d) make any dividend or other payment of distribution to its shareholders or purchase or redeem shares of its capital stock; (e) mortgage, pledge, create a security interest in or subject to lien or other encumbrance any of its assets, tangible or intangible; (f) sell or transfer any of its tangible assets or cancel any debts or claims except in each case in the ordinary course of business; (g) sell, assign, or transfer any trademark, trade name, patent, or other intangible asset; (h) waive any right of any substantial value; or (i) enter into any transaction other than in the ordinary course of business.

         14. CONDITIONS TO MERGE. Notwithstanding anything herein to the contrary, the Merger shall not be made effective if prior to the Effective Time of Merger:

             A. The Boards of Directors of iChargeit and Para-Link elect that it shall not be made effective, or

             B. The holders of a sufficiently large number of Common Shares of Para-Link shall have objected to the merger so as to render it inadvisable, in the opinion of the Board of Directors of iChargeit to proceed with the merger, or

             C. If any material litigation shall be pending or threatened against of affecting iChargeit or Para-Link, or any of their respective assets, or the merger, which in the judgement of the Board of Directors of either iChargeit or Para-Link renders it inadvisable to proceed with the merger.

         If the Board of Directors of either iChargeit or Para-Link elects that the merger shall not be made effective as provided in this section, notice shall be given to the other, and thereupon, or upon the election of both such Boards of Directors that the merger shall not be made effective as provided in subparagraph "A" of this Section 16, this Agreement shall become wholly void and of no effect and there shall be no liability on the part of either iChargeit or Para-Link or their respective Boards of Directors or shareholders.

         15. FURTHER DOCUMENTS. To the extent permitted by law, from time to time, as and when requested by Para-Link or by its successors or assigns, iChargeit shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments, and to take, or cause to be taken, such further or other action as Para-Link may deem necessary or desirable, in order to vest in and confirm to Para-Link title to, and possession of, any property of iChargeit acquired by reason of or as result of the Merger, and otherwise to carry out the intent and purposes hereof; and the proper officers and directors of Para-Link and the proper officers and directors of Para-Link are fully authorized, in the name of Para-Link or otherwise, to take any and all such action.

         16. EXPENSES. Should this Agreement be terminated prior to the Effective Time of Merger each Corporation shall bear its own expenses. In the event that the Merger is consummated, iChargeit shall pay all legal expenses actually incurred by Para-Link in consummation of the Merger provided that such legal expense shall not exceed the sum of $2,500.

         EXECUTED this 26th day of May, 1999, ratifying this Agreement as of the day and year first above written.

(seal)                           iChargeit, Inc.


ATTEST            By:
                     ----------------------------------------
                     Jesse Cohen, President and Secretary


(seal)                         Para-Link, Inc.


ATTEST            By:
                     ----------------------------------------
                     Joseph Meredith, President and Secretary

STATE OF CALIFORNIA  )
                     )
COUNTY OF ORANGE     )

         This day personally appeared before me, a Notary Public in and for the county and state heretofore mentioned, Jesse Cohen, with whom I am personally acquainted, and who acknowledged to me that he executed and delivered the foregoing Articles of Merger on behalf of iChargeit, Inc., pursuant to authority granted by its Board of Directors.

         Given under my hand and official seal of office on the _____ day of ________, 1999.


                                             ----------------------------------
                                             Notary Public

My Commission Expires:

----------------------


STATE OF CALIFORNIA  )
                     )
COUNTY OF ORANGE     )

         This day personally appeared before me, a Notary Public in and for the county and state heretofore mentioned, Joseph Meredith, with whom I am personally acquainted, and who acknowledged to me that he executed and delivered the foregoing Articles of Merger on behalf of Para-Link, Inc. pursuant to authority granted by its Board of Directors.

         Given under my hand and official seal of office on the ______ day of __________, 1999.

                                             ----------------------------------
                                             Notary Public

My Commission Expires: